UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2006

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2006, Cell Therapeutics, Inc. (the “Corporation”) and PG-TXL Company, L.P. (“LP”) entered into an Amendment No. 1 (the “License Amendment”) to the License Agreement (the “License Agreement”), originally dated November 13, 1998 by and between LP and the Corporation and attached as an exhibit to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 1998. The License Amendment primarily changes the terms and timing of certain milestone payments. The Corporation knows of no material relationship between the Corporation or its affiliates and LP other than in respect of the License Agreement and License Amendment. The description of the License Amendment contained herein is not purported to be complete and is qualified in its entirety by the full text of the License Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are attached with this report on Form 8-K:

10.1	Amendment No. 1 to the License Agreement, dated as of February 1, 2006, by and between PG-TXL Company, L.P. and Cell Therapeutics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: February 7, 2006	By:	/S/ LOUIS A. BIANCO
Louis A. Bianco
Executive Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit Number

10.1	Amendment No. 1 to the License Agreement, dated as of February 1, 2006, by and between PG-TXL Company, L.P. and Cell Therapeutics, Inc.